FOR IMMEDIATE RELEASE

Corebridge Financial Announces Third Quarter 2024 Results

•Net loss of $1.2 billion, or $2.02 per share, largely a result of realized losses primarily driven by the Fortitude Re funds withheld embedded derivative
•Adjusted after-tax operating income1 of $810 million and operating EPS1 of $1.38 per share
•Premiums and deposits1 of $9.6 billion
•Aggregate core sources of income2 increased 4% over the prior year quarter with growth across base spread income,2 fee income2 and underwriting margin2,3
•Holding company liquidity of $2.0 billion
•Returned $848 million to shareholders, including $715 million of share repurchases
•
HOUSTON – November 4, 2024 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the third quarter ended September 30, 2024.

Kevin Hogan, President and Chief Executive Officer of Corebridge, said, "We had a very strong quarter as Corebridge grew operating earnings per share by 31% year over year to $1.38. At the same time, we returned $848 million to shareholders through dividends and share repurchases, bringing the year-to-date payout ratio to 83%. We continue to create long-term value by leveraging our diversified business model, strong balance sheet and disciplined execution.

"Our solid fundamentals and multiple sources of income give us the flexibility to perform across different business cycles. Corebridge maintains a compelling mix of fee income, spread income and underwriting margin, with all three again increasing year over year. Additionally, we grew premiums and deposits by 5% over the prior year quarter to $9.6 billion, capitalizing on market dynamics and the benefits of our broad product suite and distribution network. Last month we initiated the largest product launch in our Company's history, expanding on what is already one of the broadest annuity platforms in the industry with our first registered index-linked annuity, or RILA.

"Corebridge delivered attractive business results while maintaining a strong balance sheet supported by high-quality assets and liabilities, prudent risk management, and diversification. We remain focused on executing our strategies to create shareholder value and remain confident in the growth opportunities available to our four market-leading businesses as well as our ability to generate attractive returns across multiple market environments."

1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below
2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below
3 Excludes international life business

FOR IMMEDIATE RELEASE
CONSOLIDATED RESULTS

	Three Months Ended September 30,
($ in millions, except per share data)	2024	2023
Net income (loss) attributable to common shareholders	$(1,184)	$2,101
Income (loss) per common share attributable to common shareholders	$(2.02)	$3.28
Weighted average shares outstanding - diluted	587.1	641.0
Adjusted after-tax operating income	$810	$675
Operating EPS	$1.38	$1.05
Weighted average shares outstanding - operating	588.3	641.0
Book value per common share	$23.69	$13.21
Adjusted book value per common share[1]	$37.32	$38.23
Total common shares outstanding	574.4	633.5
Pre-tax income (loss)	$(1,594)	$2,461
Adjusted pre-tax operating income[1]	$1,031	$813
Aggregate core sources of income	$1,875	$1,797
Base spread income	$927	$918
Fee income	$537	$485
Underwriting margin excluding variable investment income	$411	$394
Premiums and deposits	$9,608	$9,133
Net investment income	$3,296	$2,657
Net investment income (APTOI basis)[1]	$2,834	$2,456
Base portfolio income - insurance operating businesses	$2,726	$2,428
Variable investment income[2] - insurance operating businesses	$117	$37
Corporate and other[4]	$(9)	$(9)

Return on average equity	(38.5%)	88.8%
Adjusted return on average equity[1]	14.7%	11.4%

Net loss was $1.2 billion compared to a gain of $2.1 billion in the prior year quarter. The change largely was a result of higher realized losses primarily driven by the Fortitude Re funds withheld embedded derivative. The Company completed its annual actuarial assumption review during the quarter which decreased pre-tax income by $79 million in the current year compared to a $22 million increase in the prior year.

Adjusted pre-tax operating income ("APTOI") was $1.0 billion, a 27% increase over the prior year quarter. Excluding variable investment income, APTOI grew 18% over the same period primarily as a result of higher aggregate core sources of income and expense efficiencies, along with favorable one-time notable items in the
4 Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
current year. The annual actuarial assumption review decreased APTOI by $3 million in the current year quarter compared to a $22 million increase in the prior year quarter.

Premiums and deposits were $9.6 billion, a 5% increase over the prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits grew 20% over the same period primarily driven by an increase in fixed annuity deposits.

Net investment income was $3.3 billion, a 24% increase over the prior year quarter, and net investment income on an APTOI basis was $2.8 billion, up 15% over the prior year quarter. This improvement was due in large part to higher base portfolio income, which grew $298 million, or 12%, over the prior year quarter. The increase in base portfolio income was supplemented by variable investment income which grew $80 million over the same period.

CAPITAL AND LIQUIDITY HIGHLIGHTS

•Life Fleet RBC ratio remained above target
•Holding company liquidity of $2.0 billion as of September 30, 2024
•Issued $750 million of fixed-to-fixed reset rate junior subordinated notes and repaid all of the $250 million aggregate principal amount outstanding under the three-year delayed draw term loan facility
•Financial leverage ratio2 of 30.7% reflects the impact of pre-funding approximately $500 million of debt maturing in 2025
•Returned $848 million to shareholders through $715 million of share repurchases and $133 million of dividends
•Declared quarterly dividend of $0.23 per share of common stock on November 1, 2024, payable on December 31, 2024, to shareholders of record at the close of business on December 17, 2024

BUSINESS RESULTS

Individual Retirement	Three Months Ended September 30,
($ in millions)	2024	2023
Premiums and deposits	$5,526	$3,961
Core sources of income	$1,006	$951
Spread income	$729	$672
Base spread income	$685	$662
Variable investment income	$44	$10
Fee income	$321	$289
Adjusted pre-tax operating income	$657	$576

•Premiums and deposits increased $1.6 billion, or 40%, over the prior year quarter primarily driven by higher fixed annuity deposits
•Core sources of income increased 6% over the prior year quarter as a result of general account growth from new business volume and higher sustained new money yields, along with separate account growth from higher account values

FOR IMMEDIATE RELEASE
•APTOI increased $81 million, or 14%, over the prior year quarter primarily due to higher variable investment income, fee income and base spread income, partially offset by higher expenses primarily arising from sales growth. Results were also impacted by a more favorable annual actuarial assumption review in the current year

Group Retirement	Three Months Ended September 30,
($ in millions)	2024	2023
Premiums and deposits	$1,963	$1,831
Core sources of income	$350	$372
Spread income	$176	$209
Base spread income	$149	$192
Variable investment income	$27	$17
Fee income	$201	$180
Adjusted pre-tax operating income	$188	$192

•Premiums and deposits increased $132 million, or 7%, over the prior year quarter driven by higher in-plan and out-of-plan deposits
•Core sources of income decreased 6% from the prior year quarter as a result of net outflows from older age cohorts, partially offset by higher account values and growing advisory and brokerage assets under administration
•APTOI decreased $4 million, or 2%, from the prior year quarter primarily due to lower base spread income, partially offset by higher fee income and expense efficiencies

Life Insurance	Three Months Ended September 30,
($ in millions)	2024	2023
Premiums and deposits	$856	$1,085
Underwriting margin	$392	$384
Underwriting margin excluding variable investment income	$387	$381
Variable investment income	$5	$3
Adjusted pre-tax operating income	$156	$136

•Underwriting margin increased 2% over the prior year quarter. Excluding variable investment income, the sale of the international businesses, and reinsurance recaptures, underwriting margin increased 2% over the prior year quarter driven by more favorable mortality experience
•APTOI increased $20 million, or 15%, over the prior year quarter driven by more favorable mortality experience and the aforementioned recaptures. Results were also impacted by the annual actuarial assumption review which included a $29 million unfavorable impact in the current year compared to a $19 million favorable impact in the prior year

FOR IMMEDIATE RELEASE

Institutional Markets	Three Months Ended September 30,
($ in millions)	2024	2023
Premiums and deposits	$1,263	$2,256
Core sources of income	$132	$93
Spread income	$133	$70
Base spread income	$93	$64
Variable investment income	$40	$6
Fee income	$15	$16
Underwriting margin	$25	$14
Underwriting margin excluding variable investment income	$24	$13
Variable investment income	$1	$1
Adjusted pre-tax operating income	$154	$75

•Premiums and deposits decreased $993 million, or 44%, from the prior year quarter largely driven by lower deposits from guaranteed investment contracts
•Core sources of income increased 42% over the prior year quarter primarily as a result of higher base spread income due to growth in pension risk transfer reserves and guaranteed investment contracts
•APTOI increased $79 million, or 105%, over the prior year quarter primarily due to higher base spread income and variable investment income. Results were also impacted by a more favorable annual actuarial assumption review in the current year and reinsurance recapture

Corporate and Other	Three Months Ended September 30,
($ in millions)	2024	2023
Corporate expenses	$(32)	$(44)
Interest on financial debt	$(110)	$(110)
Asset management	$39	$5
Consolidated investment entities	$(10)	$(1)
Other	$(11)	$(16)
Adjusted pre-tax operating (loss)	$(124)	$(166)

•APTOI increased $42 million over the prior year quarter primarily due to the sale of a legacy investment and lower corporate expenses driven by Corebridge Forward, our modernization program delivering both expense reduction and increased efficiency

FOR IMMEDIATE RELEASE
CONFERENCE CALL

Corebridge will host a conference call on Tuesday, November 5, 2024, at 11:00 a.m. EST to review these results. The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $410 billion in assets under management and administration as of September 30, 2024, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn, YouTube and Instagram. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts
Işıl Müderrisoğlu (Investors): investorrelations@corebridgefinancial.com
Matt Ward (Media): media.contact@corebridgefinancial.com

# # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “is optimistic,” “targets," “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge. There can be no assurance that future developments affecting Corebridge will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

FOR IMMEDIATE RELEASE
•changes in interest rates and changes to credit spreads, the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;
•unpredictability of the amount and timing of insurance liability claims;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Reinsurance Company Ltd and its performance of its obligations under these agreements;
•our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;
•liquidity, capital and credit, including risks related to our ability to access funds from our subsidiaries, our ability to obtain financing on favorable terms or at all, our ability to incur indebtedness, our potential inability to refinance all or a portion of our existing indebtedness, the illiquidity of some of our investments, a downgrade in the insurer financial strength ratings of our insurance company subsidiaries or our credit ratings, and non-performance by counterparties;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf, the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal, governmental or regulatory proceedings, or our business strategy becoming ineffective;
•our ability to compete effectively in a heavily regulated industry, in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;
•the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence, that may present new and intensified challenges to our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our arrangements with Blackstone ISG-1 Advisors L.L.C. (“Blackstone IM”), BlackRock Financial Management, Inc. or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;
•the impact of risks associated with the closing of the transaction by and among the Company, AIG and Nippon Life Insurance Company (“Nippon”), pursuant to which AIG agreed to sell approximately 20% of the Company’s common stock to Nippon;
•our separation from AIG, including risks related to the replacement or replication of functions in a timely manner or at all and the loss of benefits from AIG’s global contracts, our inability to file a single U.S. consolidated income federal income tax return for a five-year period, challenges related to being a public company and limitations on our ability to use deferred tax assets to offset future taxable income; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as our Quarterly Reports on Form 10-Q.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission ("SEC").

FOR IMMEDIATE RELEASE
NON-GAAP FINANCIAL MEASURES

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, or those recognized as embedded derivatives at fair value, are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS (“MRBs”):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk),

FOR IMMEDIATE RELEASE
including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI.

Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:
•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Book Value per Common Share is computed as adjusted book value divided by total common shares outstanding.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

FOR IMMEDIATE RELEASE
Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income.

Operating Earnings per Common Share ("Operating EPS") is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

KEY OPERATING METRICS AND KEY TERMS

Assets Under Management and Administration

•Assets Under Management ("AUM") include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration ("AUA") include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration ("AUMA") is the cumulative amount of AUM and AUA.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Core sources of income means the sum of base spread income, fee income and underwriting margin, excluding variable investment income.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.

FOR IMMEDIATE RELEASE
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of financial debt plus Adjusted Book Value plus non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

FOR IMMEDIATE RELEASE
RECONCILIATIONS

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended September 30,	2024				2023
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income (loss)/net income (loss), including noncontrolling interests	$(1,594)	$(407)	$—	$(1,187)	$2,461	$392	$—	$2,069
Noncontrolling interests	—	—	3	3	—	—	32	32
Pre-tax income (loss)/net income (loss) attributable to Corebridge	(1,594)	(407)	3	(1,184)	2,461	392	32	2,101
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(515)	(110)	—	(405)	(233)	(52)	—	(181)
Net realized (gains) losses on Fortitude Re funds withheld assets	(157)	(34)	—	(123)	228	51	—	177
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	1,509	324	—	1,185	(1,080)	(239)	—	(841)
Subtotal Fortitude Re related items	837	180	—	657	(1,085)	(240)	—	(845)
Other reconciling Items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	(22)	—	22	—	(6)	—	6
Deferred income tax valuation allowance (releases) charges	—	91	—	(91)	—	57	—	(57)
Changes in fair value of market risk benefits, net	603	126	—	477	(418)	(88)	—	(330)
Changes in fair value of securities used to hedge guaranteed living benefits	2	1	—	1	4	1	—	3
Changes in benefit reserves related to net realized (losses)	(2)	(1)	—	(1)	(2)	—	—	(2)
Net realized (gains) losses(1)	1,093	235	—	858	(332)	(70)	—	(262)
Separation costs	—	—	—	—	64	13	—	51
Restructuring and other costs	87	18	—	69	82	17	—	65
Non-recurring costs related to regulatory or accounting changes	1	—	—	1	6	2	—	4
Net (gain) loss on divestiture	1	—	—	1	1	60	—	(59)
Pension expense - non operating	—	—	—	—	—	—	—	—
Noncontrolling interests	3	—	(3)	—	32	—	(32)	—
Subtotal Non-Fortitude Re reconciling items	1,788	448	(3)	1,337	(563)	(14)	(32)	(581)
Total adjustments	2,625	628	(3)	1,994	(1,648)	(254)	(32)	(1,426)
Adjusted pre-tax operating income/Adjusted after-tax operating income attributable to Corebridge	$1,031	$221	$—	$810	$813	$138	$—	$675
(1)     Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended September 30, 2024
Premiums	$36	$5	$352	$208	$17	$—	$618
Policy fees	205	113	360	50	—	—	728
Net investment income	1,461	478	336	568	(5)	(4)	2,834
Net realized gains (losses)(1)	—	—	—	—	53	—	53
Advisory fee and other income	116	88	81	6	9	—	300
Total adjusted revenues	1,818	684	1,129	832	74	(4)	4,533
Policyholder benefits	21	9	687	435	—	—	1,152
Interest credited to policyholder account balances	744	305	84	215	—	—	1,348
Amortization of deferred policy acquisition costs	153	21	82	4	—	—	260
Non-deferrable insurance commissions	99	30	7	5	—	—	141
Advisory fee expenses	38	34	1	—	—	—	73
General operating expenses	106	97	112	19	71	(1)	404
Interest expense	—	—	—	—	132	(5)	127
Total benefits and expenses	1,161	496	973	678	203	(6)	3,505
Noncontrolling interests	—	—	—	—	3	—	3
Adjusted pre-tax operating income (loss)	$657	$188	$156	$154	$(126)	$2	$1,031

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended September 30, 2023
Premiums	$29	$6	$449	$200	$19	$—	$703
Policy fees	182	102	371	47	—	—	702
Net investment income	1,240	504	313	408	(2)	(7)	2,456
Net realized gains (losses)(1)	—	—	—	—	(5)	—	(5)
Advisory fee and other income	107	78	29	1	10	—	225
Total adjusted revenues	1,558	690	1,162	656	22	(7)	4,081
Policyholder benefits	29	12	673	389	—	—	1,103
Interest credited to policyholder account balances	582	298	86	165	—	—	1,131
Amortization of deferred policy acquisition costs	150	21	95	2	—	—	268
Non-deferrable insurance commissions	90	29	22	5	—	—	146
Advisory fee expenses	35	29	1	—	—	—	65
General operating expenses	96	109	149	20	85	—	459
Interest expense	—	—	—	—	132	(4)	128
Total benefits and expenses	982	498	1,026	581	217	(4)	3,300
Noncontrolling interests	—	—	—	—	32	—	32
Adjusted pre-tax operating income (loss)	$576	$192	$136	$75	$(163)	$(3)	$813
(1)    Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended September 30,
(in millions)	2024	2023
Individual Retirement
Spread income	$729	$672
Fee income	321	289
Total Individual Retirement	1,050	961
Group Retirement
Spread income	176	209
Fee income	201	180
Total Group Retirement	377	389
Life Insurance
Underwriting margin	392	384
Total Life Insurance	392	384
Institutional Markets
Spread income	133	70
Fee income	15	16
Underwriting margin	25	14
Total Institutional Markets	173	100
Total
Spread income	1,038	951
Fee income	537	485
Underwriting margin	417	398
Total	$1,992	$1,834

The following table presents Life Insurance underwriting margin:

	Three Months Ended September 30,
(in millions)	2024	2023
Premiums	$352	$449
Policy fees	360	371
Net investment income	336	313
Other income	81	29
Policyholder benefits	(687)	(673)
Interest credited to policyholder account balances	(84)	(86)
Less: Impact of annual actuarial assumption update	34	(19)
Underwriting margin	$392	$384

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended September 30,
(in millions)	2024	2023
Premiums	$217	$209
Net investment income	531	373
Policyholder benefits	(418)	(375)
Interest credited to policyholder account balances	(187)	(137)
Less: Impact of annual actuarial assumption update	(10)	—
Spread income(1)	$133	$70
SVW fees	15	16
Fee income	$15	$16
Premiums	(9)	(9)
Policy fees (excluding SVW)	35	31
Net investment income	37	35
Other income	6	1
Policyholder benefits	(17)	(14)
Interest credited to policyholder account balances	(28)	(28)
Less: Impact of annual actuarial assumption update	1	(2)
Underwriting margin(2)	$25	$14
(1)        Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including corporate-and bank-owned life insurance, private placement variable universal life insurance and private placement variable annuity products

FOR IMMEDIATE RELEASE
The following table presents Operating EPS:

	Three Months Ended September 30,
(in millions, except per common share data)	2024	2023
GAAP Basis
Numerator for EPS
Net income (loss)	$(1,187)	$2,069
Less: Net income (loss) attributable to noncontrolling interests	(3)	(32)
Net income (loss) attributable to Corebridge common shareholders	$(1,184)	$2,101

Denominator for EPS
Weighted average common shares outstanding - basic(1)	587.1	639.0
Dilutive common shares(2)	—	2.0
Weighted average common shares outstanding - diluted	587.1	641.0

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$(2.02)	$3.29
Common stock - diluted	$(2.02)	$3.28

Operating Basis
Adjusted after-tax operating income attributable to Corebridge common shareholders	$810	$675
Weighted average common shares outstanding - diluted	588.3	641.0
Operating earnings per common share	$1.38	$1.05
(1)        Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

The following table presents the reconciliation of Adjusted Book Value:

At Period End	September 30, 2024	June 30, 2024	September 30, 2023
(in millions, except per share data)
Total Corebridge shareholders' equity (a)	$13,608	$10,996	$8,366
Less: Accumulated other comprehensive income (AOCI)	(9,884)	(14,508)	(19,294)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,058)	(2,721)	(3,439)
Total adjusted book value (b)	$21,434	$22,783	$24,221
Total common shares outstanding (c)(1)	574.4	600.3	633.5
Book value per common share (a/c)	$23.69	$18.32	$13.21
Adjusted book value per common share (b/c)	$37.32	$37.95	$38.23
(1)        Total common shares outstanding are presented net of treasury stock

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended September 30,
(in millions, unless otherwise noted)	2024	2023
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$(4,736)	$8,404
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	3,240	2,700
Average Corebridge Shareholders’ equity (c)	12,302	9,464
Less: Average AOCI	(12,196)	(17,238)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,390)	(3,004)
Average Adjusted Book Value (d)	$22,108	$23,698

Return on Average Equity (a/c)	(38.5)%	88.8%
Adjusted ROAE (b/d)	14.7%	11.4%

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended September 30,
(in millions)	2024	2023
Net investment income (net income basis)	$3,296	$2,657
Net investment (income) on Fortitude Re funds withheld assets	(515)	(233)
Change in fair value of securities used to hedge guaranteed living benefits	(13)	(14)
Other adjustments	(6)	(7)
Derivative income recorded in net realized gains (losses)	72	53
Total adjustments	(462)	(201)
Net investment income (APTOI basis)	$2,834	$2,456

FOR IMMEDIATE RELEASE
The following table presents the premiums and deposits:

	Three Months Ended September 30,
(in millions)	2024	2023
Individual Retirement
Premiums	$36	$29
Deposits	5,493	3,935
Other(1)	(3)	(3)
Premiums and deposits	5,526	3,961
Group Retirement
Premiums	5	6
Deposits	1,958	1,825
Premiums and deposits(2)(3)	1,963	1,831
Life Insurance
Premiums	352	449
Deposits	386	393
Other(1)	118	243
Premiums and deposits	856	1,085
Institutional Markets
Premiums	208	200
Deposits	1,045	2,048
Other(1)	10	8
Premiums and deposits	1,263	2,256
Total
Premiums	601	684
Deposits	8,882	8,201
Other(1)	125	248
Premiums and deposits	$9,608	$9,133
(1)        Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes premiums and deposits related to in-plan mutual funds of $770 million and $773 million for the three months ended September 30, 2024 and September 30, 2023, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $761 million and $656 million for the three months ended September 30, 2024 and September 30, 2023, respectively